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EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this registration statement of Delta Galil Industries Ltd. on Form S-8 of our report dated May 15, 2002 relating to the consolidated financial statements of Delta Galil Industries Ltd. and subsidiaries as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, which are included in the Delta Galil Industries Ltd. Annual Report on Form 20-F filed June 30, 2002.


/s/ Kesselman & Kesselman
Kesselman & Kesselman,
Member of PricewaterhouseCoopers International Limited
Tel Aviv, Israel
December 30, 2002